Exhibit (g)(9)

February 17, 2023

State Street Bank and Trust Company

Agostino Bonavita, Managing Director

One Iron Street, 5th Floor, Boston, MA 02210

617-662-3839

abonavita@statestreet.com

Re: BRIGADE HIGH INCOME FUND (the “Fund”)

Ladies and Gentlemen:

Please be advised that the undersigned Trust, of which the Fund is a series, has been formed as a statutory trust and registered as a management investment company under the Investment Company Act of 1940, as amended.

In accordance with Section 20.6, the Additional Funds and Portfolios provision, of the Master Custodian Agreement dated as of September 7, 2018, as amended, modified, or supplemented from time to time (the “Agreement”), by and among each registered investment company party thereto, and State Street Bank and Trust Company (“State Street”), the undersigned Trust, on behalf of the Fund, hereby requests that State Street act as Custodian for the new Fund under the terms of the Agreement, and that Appendix A to the Agreement is hereby amended and restated as set forth on Exhibit A attached hereto. In connection with such request, the undersigned Trust, on behalf of the Fund, hereby confirms, as of the date hereof, its representations and warranties set forth in Section 20.7.1 of the Agreement.

Please indicate your acceptance of the foregoing by executing this letter agreement and returning a copy to the Trust, courtesy of the Fund.

Sincerely,

ALPS SERIES TRUST, ON BEHALF OF THE BRIGADE HIGH INCOME FUND

By:	/s/ Jill McFate
Name:	Jill McFate
Title:	Treasurer, Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

Information Classification: Limited Access

Exhibit (g)(9)

By:	/s/Agostino Bonavita
Name:	Agostino Bonavita
Title:	Managing Director, Duly Authorized
Effective Date: 02/27/2023

Information Classification: Limited Access

Exhibit (g)(9)

EXHIBIT A

APPENDIX A

TO

MASTER CUSTODIAN AGREEMENT

Management investment companies registered with the SEC and series thereof, if any

ALPS Series Trust

Brigade High Income Fund

Seven Canyons Strategic Global Fund

Seven Canyons World Innovators Fund

Information Classification: Limited Access